UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012 (June 4, 2012)

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876-06	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On June 4, 2012, Antero Resources issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing its revised outlook and revised capital budget for the year ending December 31, 2012.

Also on June 4, 2012, Antero Resources issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing that it had entered into an agreement to sell its exploration and production assets in the Arkoma Basin along with associated commodity hedges for $445 million in cash.

The sale of the Arkoma Basin assets is expected to close by the end of the second quarter of 2012 and a noncash loss is expected to be recorded upon the closing of the sale.

The information in this Current Report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT	DESCRIPTION

99.1	Antero Resources press release dated June 4, 2012 relating to its revised outlook and revised capital budget for the year ending December 31, 2012.
99.2	Antero Resources press release dated June 4, 2012 relating to an agreement to sell its exploration and production assets in the Arkoma Basin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES LLC

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: June 4, 2012

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Antero Resources press release dated June 4, 2012 relating to its revised outlook and revised capital budget for the year ending December 31, 2012.
99.2	Antero Resources press release dated June 4, 2012 relating to an agreement to sell its exploration and production assets in the Arkoma Basin.